UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

On October 1, 2018 (the “Closing Date”), Amedica Corporation (the “Company”) consummated the previously announced sale of certain of the Company’s assets pursuant to that certain Asset Purchase Agreement dated September 5, 2018 (the “Purchase Agreement”) by and among the Company, US Spine Inc., a Delaware corporation and wholly owned subsidiary of the Company (“US Spine”) and CTL Medical Corporation, a Delaware corporation (“CTL”), which provided that the Company and US Spine would, among other things, sell, transfer, and assign to CTL certain assets and liabilities related to the Company’s and US Spine’s business of developing, manufacturing, distributing, and selling spinal implant products that incorporate silicon nitride technology, metal-based spinal implant products, PEEK spinal implant products, biologics, including all rights to the name “Amedica” (the “Acquired Assets”). The Purchase Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Promissory Note

On October 1, 2018, in connection with the Closing, the Company entered into a Promissory Note with CTL (the “Note”), with a principal amount of $6,000,000. Provided that no event of default occurs under the terms of the Note, the Note will bear no interest prior to maturity. Monthly payments equal to $138,888.88 will be payable by CTL to the Company beginning on November 1, 2018 and on the first day of each calendar month thereafter until April 1, 2020. Beginning on May 1, 2020 and ending on October 1, 2021, CTL will be obligated to make monthly payments to the Company equal to $194,444.44. The remaining principal balance and accrued interest, if any, will be payable on October 1, 2021. Any payment that becomes due and remains unpaid for ten calendar days will be subject to an additional charge equal to the payment amount multiplied by the lesser of (i) 5% or (ii) the Maximum Rate (as that term is defined in the Note). In the event that CTL defaults on its obligations under the Note, the Company will have the right to declare the remaining principal and accrued interest under the Note immediately due and payable. CTL’s obligations under the Note are secured by a security interest in the assets acquired by CTL from Amedica and US Spine under the Purchase Agreement.

The foregoing summary of the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Security Agreement

On October 1, 2018, in connection with the Closing, the Company entered into a Security Agreement with CTL (the “Security Agreement”), pursuant to which CTL granted the Company a security interest in the assets acquired by CTL under the Purchase Agreement to secure CTL’s obligations (i) to pay the Note and (ii) to pay or assume that certain loan made by North Stadium Investments, LLC (an entity that is controlled by Dr. B Sonny Bal, MD, who is the Company’s Chairman and Chief Executive Officer) to the Company in a principal amount of $2,500,000 (the “North Stadium Note”).

The foregoing summary of the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Security Agreement, a copy of which is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Guaranty

On October 1, 2018, in connection with the Closing, the Company entered into a Guaranty with Daniel Chon (the “Guaranty”), under which Mr. Chon personally guaranteed CTL’s obligations (i) under the Note and (ii) to, pursuant to the Purchase Agreement, assume the Company’s obligations under the North Stadium Note. The guaranty will terminate upon payment in full by CTL of the North Stadium Note.

The foregoing summary of the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guaranty, a copy of which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

ROFN Security Agreement

On October 1, 2018, in connection with the Closing, the Company entered into a Security Agreement Relating to Right of First Negotiation with CTL (the “ROFN Security Agreement”), which secures the Company’s obligations under the Purchase Agreement to grant CTL a right of first negotiation, coupled with a right of last refusal, in the event the Company determines to sell substantially all of its assets, its silicon nitride spinal implant manufacturing technology or its manufacturing operations. Under the ROFN Security Agreement, the Company granted CTL a security interest in the assets identified by the Purchase Agreement that are subject to the Right of First Negotiation.

The foregoing summary of the ROFN Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ROFN Security Agreement, a copy of which is attached as Exhibit 10.4 to this report and is incorporated by reference herein.

Post-Closing Lien Release

The Purchase Agreement required the Company to deliver a lien release relating to a filing at the United States Patent and Trademark Office (“USPTO”). The Company did not deliver the lien release at closing, but has covenanted to deliver the lien release no later than December 1, 2018. If the Company does not deliver such lien release by December 1, 2018, Buyer may declare the Purchase Agreement and all related agreements and obligations null and void. Furthermore, in the event the Company fails to have the lien release filed by November 1, 2018, any and all amounts due to the Company under the Promissory Note shall be tolled and not become due and payable until such time as the lien release has been filed with the USPTO.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018 and August 14, 2018 and in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2018. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” and Item 1.01 above is incorporated into this Item 2.01 by reference.

Pursuant to the terms of the Purchase Agreement, the aggregate purchase price for the Acquired Assets was approximately $10.0 million, comprised of (i) the assumption by CTL of the Company’s payment obligations under the North Stadium Note, (ii) the issuance of the Note by CTL to the Company, and (iii) an earn-out payment of up to $1.5 million if CTL achieves certain sales revenues for the Acquired Assets over the three-year period following the Closing.

The Company’s manufacture of spinal implant products that incorporate silicon nitride technology will be subject to an exclusive manufacturing arrangement described in the Purchase Agreement, which governs the Company’s manufacture of such products for CTL for ten years following the Closing. Further, the Company has agreed to pay the cost, if any, to re-sterilize and re-package select silicon nitride spinal inventories sold to CTL if the sterilization date expires prior to CTL selling the inventories to a third-party customer. Following the Closing, the Company will continue to manufacture and own all rights to silicon nitride products for other non-spinal biomedical applications and to own the patents claiming the manufacture of silicon nitride products for other non-spinal biomedical applications.

In addition, under the terms of the Purchase Agreement, within 30 days following the Closing, the Company is required to change its name from “Amedica Corporation” to a name that does not include the word “Amedica.”

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and among Amedica Corporation, CTL Corporation and US Spine Inc. dated as of September 5, 2018.
10.1	Promissory Note issued by CTL Corporation in favor of Amedica Corporation dated as of October 1, 2018.
10.2	Security Agreement between Amedica Corporation and CTL Corporation dated as of October 1, 2018.
10.3	Guaranty between Amedica Corporation and Daniel Chon dated as of October 1, 2018.
10.4	ROFN Security Agreement between Amedica Corporation and CTL Corporation dated as of October 1, 2018.

* Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedica Corporation

Date:	October 5, 2018	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer